Exhibit 99.1
MERCANTILE BANCORP ANNOUNCES THIRD QUARTER 2008 RESULTS
•	Solid Growth in Loans, Deposits and Net Interest Income Year-Over-Year

•	Income From Asset Management, Brokerage Rise

•	Core Operations Well Positioned for 2009
Quincy, IL, October 27, 2008 — Mercantile Bancorp, Inc. (NYSE Alternext US: MBR) today reported an unaudited net loss of $1.7 million or $(0.19) per share for the quarter ended September 30, 2008 compared with net income of $3.3 million or $0.27 per share (adjusted for a 3-for-2 split in December 2007) in third quarter 2007. For the nine months of 2008, Mercantile reported a net loss of $2.1 million or $(0.24) cents per share, compared with net income of $7.5 million or $0.86 per share the prior year (adjusted for the split). A loss related to a subordinated debenture held by one of Mercantile’s subsidiaries, and a non-cash mark-to-market valuation change to one of the company’s investments were the primary reasons for the third quarter loss.
Loans, net of allowance for loan losses, were $1.27 billion at September 30, 2008 compared with $1.17 billion a year ago, an increase of 9.1%. Deposits grew to $1.44 billion at September 30, 2008 compared with $1.30 billion at September 30, 2007, an increase of 11.3%. Total assets were $1.75 billion at September 30, 2008, up 8% compared with $1.62 billion a year ago. Increases in loans and deposits exclusively reflect organic growth at the company’s bank subsidiaries.
Net interest income was $11.7 million for third quarter 2008, up 10.9% compared with $10.5 million in third quarter 2007. Provision for loan losses was $4.5 million in third quarter 2008, compared to $677,000 a year ago. Noninterest income for third quarter 2008 was $1.9 million compared with $5.0 million in the same period a year ago. The significant year-over-year difference in noninterest income primarily reflects a $2.1 million gain on sale of an equity investment in a startup bank in September 2007 and, in third quarter 2008, a noncash loss of $1.2 million due to recognition of a permanent impairment of an equity investment held by the company.
“As difficult as the results are to digest, the company’s core operations are performing well, even providing modest growth and highlights in a guarded environment,” said Ted T. Awerkamp, President and CEO. “The company is strong and well capitalized now, and future access to additional capital is not a concern. We continue to make business and personal loans, and are prepared to assist our customers in meeting their credit needs. We have increased our provision for loan losses to maintain our policy of aggressively reserving for problem loans. Total non-performing loans came in at 2.5% of total loans at September 30, 2008, compared with 2.4% at the end of second quarter 2008.
“This is obviously a trying time for the banking industry. Interestingly, some of our subsidiary banks are having their best performance years ever, while others are being stressed by devalued real estate. We have no direct exposure to the sub-prime, bond or investment house losses being reported by the financial press, but the trickle down effect to real estate devaluation is having serious consequences on certain portions of the country, and mark-to-market accounting rules are coming into play on equity investments we have made in other banks. The current results we must accept, but as we manage our business during this soft economy we will act strategically and make changes where necessary to minimize our risk. We remain confident in the long-term viability and performance of this enterprise,” Awerkamp added.

Awerkamp said two issues accounted for the net loss in the third quarter. The company recognized its portion of a loss recorded by Leawood, Kansas-based Mid-America Bancorp, which is 56% owned by Mercantile Bancorp. Mid-America, parent company of Heartland Bank, recognized a $4 million pre-tax loss on a subordinated debenture loan to Alpharetta, Georgia-based Integrity Bank, which was closed by regulators on August 29, 2008. The impact on Mercantile Bancorp was a pre-tax loss of $2.2 million.
The company also recorded a pre-tax, non-cash loss of $1.2 million on its investment in Paragon National Bank in Memphis, one of Mercantile’s strategic investments in startup banks. With a decline in Paragon’s share price relative to its carrying value, accounting rules required recognition of a permanent impairment, and the company wrote the investment down to fair market value as of September 30, 2008. Mercantile continues to hold its shares of Paragon.
“Like many publicly-traded banks, the market price of Paragon has been subjected to the general market devaluation of financial institutions,” said Awerkamp. “Every indication is that the bank continues to perform well, despite some challenges related to the Memphis area economy and housing market. We believe it has excellent long-term prospects and we have every intention of holding the stock in anticipation of a price recovery.”
Core Banking Activities Remain Stable
For the nine months ended September 30, 2008 net interest income was $32.8 million compared with $31.3 million for the same period in 2007, an increase of 4.6%. Total loans, net of allowance for losses, rose 9.1% to $1.27 billion from $1.17 billion at September 30, 2007.
The company experienced continuing growth in lending, particularly commercial and commercial real estate. Comparing totals at September 30, 2008 to a year ago, commercial loans increased 9% and real estate loans rose 11%.
The company’s loan production office in Carmel, Indiana, which opened in February 2008, has been rapidly adding business customers, noted Awerkamp. “We have been exceptionally pleased with our success in this market and with the management and lending team,” he said. The bank has received regulatory approval to expand this loan production office to a full-service branch and intends to follow thorough on that approval in 2009.
Asset management and brokerage services continued to grow, with combined fees from both increasing to $1.2 million in third quarter 2008 compared with $918,000 in third quarter 2007. “The current economic situation and volatility in the financial markets is persuading people to seek out qualified guidance to help preserve their capital,” noted Awerkamp. “Even our brokerage business has grown because of the high-touch approach we take to helping people manage their assets. Our experienced brokers serve as trusted advisors who give customers a level of comfort and confidence as they look to preserve wealth and prepare for the anticipated market recovery.
“These indications of health and stability in our core lending, deposit and service business help put the loan and investment loss issues in perspective. While we are not diminishing their importance or impact, we are also looking forward to putting these problems behind us. As we have noted before, our problem loans mostly represent a relatively small number of borrowers, and are primarily related to construction and development projects in the southeast US. We have a good handle on these and have reserved aggressively for potential losses.
“We continue to be pleased with the progress the new management team at our Royal Palm Bank subsidiary has made in strengthening that business in the southwest Florida market. We are adding new quality loans and deposits. While loans on past real estate investments continue to be problematic, there has been a slowdown in the growth of nonperforming loans at Royal Palm, an indication that the bulk of the problem loans have been identified. We have been very proactive in reserving for potential loan losses, and we anticipate that once the foreclosure process is completed on properties secured with assets, we may be able to recoup some of those losses. We anticipate Royal Palm’s performance will significantly improve throughout 2009. Royal Palm, like all of our affiliated banks, continues to carry the highest capitalization rating as defined for the industry.”
Throughout the Mercantile system, management continues to focus on technology initiatives and operational expense reduction. The third quarter 2008 consolidation of Perry State Bank into HNB National Bank is expected to reduce regulatory and compliance costs, expand marketing opportunities and generate operating efficiencies. The company’s technology team is working with affiliate banks to standardize back-office operations. Although operating expenses were higher year-over-year, the increases reflect investments intended to grow the company.
“We are looking for every opportunity to gain efficiency and reduce operational costs. However, we are also committed to investing in hiring and retaining quality people,” said Awerkamp. “One of the main reasons customers choose a community bank over a larger, more impersonal institution is the high level of service and expertise. Our managers and employees have played a key role in retaining customers during very uncertain times, and they will be the single biggest factor ensuring our continued growth.”
While management believes the company is well capitalized, the Board of Directors and management are considering thoughtfully whether to take advantage of the low cost Capital Purchase Plan recently announced by the U.S. Treasury. Under the program, the U.S. Treasury will provide capital to eligible banking organizations by purchasing newly issued senior preferred stock in the banking organizations. If the company decides to participate, the company would hold a special shareholder meeting later this year to seek authority to add a class of preferred shares to its equity structure. “The bank regulatory and oversight system of our national government is focused on enabling banks and their holding companies to have significant levels of capital in place to meet the credit needs of the public in their markets and to insure the safety and soundness of the US banking system,” explained Awerkamp. “The program may offer a viable opportunity for the company to access additional capital to support its growth and operating strategies at a lower cost.”
In a related note concerning source and use of funds by the company, Awerkamp indicated a zero-balance line of credit with US Bank had matured, and the company is not seeking renewal of the same.
Awerkamp concluded: “We anticipate the remainder of 2008 will be challenging, but are relatively optimistic about 2009. Major changes are taking place in the banking system, which seem to be fostering a return to the more fundamental, traditional principles of sound banking. We believe that’s a long-term positive for community banking and an advantage to Mercantile Bancorp.”
About Mercantile Bancorp
Mercantile Bancorp, Inc. is a Quincy, Illinois-based bank holding company with majority-owned subsidiaries consisting of three banks in Illinois, one bank in Missouri and one bank in each of Kansas and Florida, where the company conducts full-service commercial and consumer banking business, engages in mortgage banking, trust services and asset management, and provides other financial services and products. The company operates a loan production office in Indiana. In addition, the company has minority investments in nine community banks in Missouri, Georgia, Florida, Colorado, California and Tennessee. Further information is available on the company’s website at www.mercbanx.com.

Forward-Looking Statements
This release contains information and “forward-looking statements” that relate to matters that are not historical facts and which are usually preceded by the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. These forward-looking statements are subject to significant risks, assumptions and uncertainties. Because of these and other uncertainties, our actual results may be materially different from those described in these forward-looking statements. The forward-looking statements in this release speak only as of the date of the release, and we do not assume any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.
FINANCIAL TABLES FOLLOW

MERCANTILE BANCORP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2008	2007
	(In Thousands)
	(Unaudited)

ASSETS

Cash and cash equivalents	$98,195	$76,059
Securities	206,312	216,257
Loans held for sale	3,055	3,338
Loans, net of allowance for loan losses	1,272,201	1,188,757
Premises and equipment	41,178	42,003
Interest receivable	10,853	11,343
Cash surrender value of life insurance	25,030	24,248
Goodwill	44,539	43,934
Other	45,058	33,206

Total assets	$1,746,421	$1,639,145

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Deposits	$1,443,047	$1,319,459
Short-term borrowings	36,278	45,589
Long-term debt	141,858	143,358
Interest payable	4,564	6,040
Other	9,217	6,971

Total liabilities	1,634,964	1,521,417

Minority Interest	6,986	9,446

Total stockholders’ equity	104,471	108,282

Total liabilities and stockholders’ equity	$1,746,421	$1,639,145

MERCANTILE BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Nine Months Ended
	September 30,	September 30,
	2008	2007
	(In Thousands)
	(Unaudited)

Interest Income:
Loans and fees on loans	$63,203	$61,152
Securities:
Taxable	5,832	5,852
Tax exempt	1,500	1,296
Other	776	1,861

Total interest income	71,311	70,161

Interest Expense:
Deposits	31,782	32,723
Short-term borrowings	800	1,401
Long-term debt	5,950	4,688

Total interest expense	38,532	38,812

Net Interest Income	32,779	31,349
Provision for Loan Losses	11,083	1,858

Net Interest Income After Provision for Loan Losses	21,696	29,491

Noninterest Income:
Fiduciary activities	2,053	1,734
Brokerage fees	1,398	1,091
Customer service fees	3,232	2,893
Other service charges and fees	824	519
Net gains on loan sales	824	515
Net gains (losses) on investments in common stock	(477)	2,309
Other	1,344	1,105

Total noninterest income	9,198	10,166

Noninterest Expense:
Salaries and employee benefits	20,643	17,115
Net occupancy expense	2,628	2,009
Equipment expense	2,594	1,881
Professional fees	1,593	1,439
Postage and supplies	958	783
Net (gains) losses on sale of assets	(370)	3
Losses on foreclosed assets	1,010	18
Losses on securities	4,032	—
Other	6,978	5,338

Total noninterest expense	40,066	28,586

Minority Interest	(2,054)	531

Income Before Income Taxes	(7,118)	10,540
Income Taxes	(5,011)	3,027

Net Income	$(2,107)	$7,513

MERCANTILE BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	September 30,	September 30,
	2008	2007
	(In Thousands)
	(Unaudited)

Interest Income:
Loans and fees on loans	$20,921	$21,178
Securities:
Taxable	1,881	2,018
Tax exempt	487	452
Other	236	545

Total interest income	23,525	24,193

Interest Expense:
Deposits	9,905	11,436
Short-term borrowings	217	558
Long-term debt	1,723	1,663

Total interest expense	11,845	13,657

Net Interest Income	11,680	10,536
Provision for Loan Losses	4,480	677

Net Interest Income After Provision for Loan Losses	7,200	9,859

Noninterest Income:
Fiduciary activities	673	589
Brokerage fees	481	329
Customer service fees	1,007	1,039
Other service charges and fees	390	164
Net gains on loan sales	181	230
Net gains (losses) on investments in common stock	(1,157)	2,309
Other	278	374

Total noninterest income	1,853	5,034

Noninterest Expense:
Salaries and employee benefits	6,745	5,925
Net occupancy expense	878	732
Equipment expense	904	628
Professional fees	470	365
Postage and supplies	324	266
Net gains (losses) on foreclosed assets	517	3
Net gains (losses) on sale of assets	6	2
Losses on securities	4,031	—
Other	2,470	2,032

Total noninterest expense	16,345	9,953

Minority Interest	(1,662)	197

Income Before Income Taxes	(5,630)	4,743
Income Taxes	(3,937)	1,450

Net Income	$(1,693)	$3,293

MERCANTILE BANCORP, INC.
SELECTED FINANCIAL HIGHLIGHTS

	Nine Months Ended
	September 30,	September 30,
	2008	2007
	(Dollars In Thousands
	except share data)
	(Unaudited)

EARNINGS AND PER SHARE DATA (1)
Basic Earnings Per Share	$(.24)	$.86
Weighted average shares outstanding	8,706,165	8,733,738
Cash dividends paid per share	$.18	$.18
Book value per share	$12.00	$12.18
Tangible book value per share (2)	$6.41	$6.58
Ending number of common shares outstanding	8,703,329	8,709,728

AVERAGE BALANCES
Assets	$1,654,191	$1,418,443
Securities	$205,009	$196,562
Loans (3)	$1,246,939	$1,045,762
Earning assets	$1,497,570	$1,289,696
Deposits	$1,360,525	$1,152,867
Interest bearing liabilities	$1,419,956	$1,188,161
Stockholders’ equity	$106,976	$102,308

END OF PERIOD FINANCIAL DATA
Net interest income	$32,779	$31,349
Loans (3)	$1,294,170	$1,182,046
Allowance for loan losses	$18,914	$13,184

PERFORMANCE RATIOS
Return on average assets	(.17%)	.71%
Return on average equity	(2.63%)	9.82%
Net interest margin	2.92%	3.24%
Interest spread	2.73%	2.90%
Efficiency ratio	95%	69%
Allowance for loan losses to loans (3)	1.46%	1.12%
Allowance as a percentage of non-performing loans	58%	91%
Average loan to deposit ratio	92%	91%
Dividend payout ratio	N/A	21%

ASSET QUALITY
Net charge-offs	$4,963	$769
Non-performing loans	$32,436	$14,536
Other non-performing assets	$4,689	$2,292

(1)	Reflects 3-for-2 stock-split in December 2007

(2)	Net of goodwill and core deposit intangibles

(3)	Loans include loans held for sale and nonaccrual loans

MERCANTILE BANCORP, INC.
SELECTED FINANCIAL HIGHLIGHTS

	Three Months Ended
	September 30,	September 30,
	2008	2007
	(Dollars In Thousands
	except share data)
	(Unaudited)

EARNINGS AND PER SHARE DATA (1)
Basic Earnings Per Share	$(.19)	$.27
Weighted average shares outstanding	8,703,371	8,709,856
Cash dividends paid per share	$.06	$.06
Book value per share	$12.00	$11.55
Tangible book value per share (2)	$6.41	$7.68
Ending number of common shares outstanding	8,703,329	8,709,728

AVERAGE BALANCES
Assets	$1,706,467	$1,462,932
Securities	$203,075	$204,724
Loans (3)	$1,275,671	$1,077,182
Earning assets	$1,526,833	$1,325,601
Deposits	$1,412,587	$1,179,851
Interest bearing liabilities	$1,454,501	$1,231,267
Stockholders’ equity	$105,822	$103,810

END OF PERIOD FINANCIAL DATA
Net interest income	$11,680	$10,536
Loans (3)	$1,294,170	$1,182,046
Allowance for loan losses	$18,914	$13,184

PERFORMANCE RATIOS
Return on average assets	(.39%)	.89%
Return on average equity	(6.36%)	12.59%
Net interest margin	3.06%	3.18%
Interest spread	2.91%	2.86%
Efficiency ratio	121%	64%
Allowance for loan losses to loans (3)	1.46%	1.12%
Allowance as a percentage of non-performing loans	58%	91%
Average loan to deposit ratio	90%	91%
Dividend payout ratio	N/A	22.22%

ASSET QUALITY
Net charge-offs	$4,963	$769
Non-performing loans	$32,436	$14,536
Other non-performing assets	$4,689	$2,292

(1)	Reflects 3-for-2 stock-split in December 2007

(2)	Net of goodwill and core deposit intangibles

(3)	Loans include loans held for sale and nonaccrual loans
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